UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5330 East 31st Street, Tulsa, Oklahoma (Address of principal executive offices)	74135 (Zip Code)

(918) 660-7700 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

As previously disclosed, Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of August 26, 2012 (the “Merger Agreement”), with Hertz Global Holdings, Inc., a Delaware corporation (“Parent”), and HDTMS, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Parent. In accordance with the terms of the Merger Agreement, Purchaser commenced a tender offer to purchase all outstanding shares of the Company’s common stock, par value $0.01 per share (each, a “Share”), at a purchase price of $87.50 per Share, net to the seller in cash, without interest and less any required withholding taxes (the “Offer Price”), on the terms and subject to the conditions provided for in the Offer to Purchase, dated September 10, 2012 (as amended and supplemented, the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

Computershare Trust Company, N.A., the depositary for the Offer, has indicated that a total of 27,956,234 Shares were validly tendered and not properly withdrawn pursuant to the Offer (which includes shares subject to guaranteed delivery procedures), representing approximately 99.6% of the Shares outstanding. All Shares that were validly tendered and not withdrawn pursuant to the Offer have been accepted for payment.

On November 19, 2012, Parent completed the acquisition of Dollar Thrifty pursuant to the terms of the Merger Agreement. Purchaser merged with and into the Company, with the Company continuing as the surviving corporation as a wholly owned subsidiary of Parent (the “Merger”). In order to accomplish the Merger as a short-form merger, Purchaser exercised its “top-up” option pursuant to the Merger Agreement, which permitted Purchaser to purchase additional Shares directly from the Company. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive $87.50 in cash, without any interest and less any required withholding taxes (which is the same amount per Share that will be paid in the Offer) except for (1) Shares owned by the Company or any of its subsidiaries (or held in the Company’s treasury) or owned by Parent or Purchaser or any of their respective subsidiaries, which were canceled and cease to exist, and (2) Shares owned by the Company’s stockholders who perfected their appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”).

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 27, 2012, and is incorporated herein by reference as Exhibit 2.1.

Item 1.02.	Termination of a Material Definitive Agreement.

On November 19, 2012, in connection with the completion of the Offer, the obligations under the Credit Agreement dated as of February 16, 2012, as amended from time to time, among the Company as borrower; various financial institutions that are parties thereto; Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer, JPMorgan Chase Bank, N.A., as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as joint lead arrangers and joint book managers (the “Credit Agreement”), were paid in full and the Credit Agreement was terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introduction is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the purchase on November 19, 2012 by Purchaser of 27,956,234 Shares (which included shares tendered pursuant to guaranteed delivery procedures), less than 600,000 Shares were then outstanding, and the Company no longer fulfilled one of the continued listing requirements of the New York Stock Exchange (the “NYSE”).  Accordingly, on November 19, 2012, the NYSE suspended trading of the Shares.  An application will be made with the SEC to delist and deregister the Shares, and the Shares will be delisted from the NYSE. The Company intends to file a Form 15 with the SEC to request the termination of registration of the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02.	Unregistered Sales of Equity Securities.

In order to complete the Merger, on November 19, 2012, pursuant to the Merger Agreement, Purchaser exercised its top-up option (the “Top-Up Option”) to purchase additional Shares, and the Company issued 18,793,285 Shares (the “Top-Up Shares”) to Purchaser, at a price of $87.50 per Share. Purchaser paid for the Top-Up Shares by delivery of cash equal to the aggregate par value of the Top-Up Shares and a promissory note having a principal amount equal to the aggregate purchase price pursuant to the Top-Up Option less the amount paid in cash. The Top-Up Shares, when added to the number of Shares owned by Purchaser at the time of exercise of the Top-Up Option, represented at least 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares, which ensured that Purchaser and the Company could effect the Merger under Section 253 of the DGCL. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure regarding the Merger set forth in the Introduction is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the completion of the Offer, a change of control of the Company occurred. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent. The disclosure set forth in the Introduction, Item 3.01 and Item 5.02 hereof is incorporated herein by reference. Approximately $2.7 billion was required to purchase all the issued and outstanding Shares validly tendered and not withdrawn pursuant to the Offer, acquire all the remaining issued and outstanding Shares pursuant to the Merger, cash out certain equity awards granted by the Company and pay related transaction fees and expenses. Such funds were a combination of cash on hand, borrowings under certain credit facilities and proceeds from the issuance of senior notes.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the terms of the Merger Agreement, on November 19, 2012, the directors of Purchaser immediately prior to the Effective Time (Mark P. Frissora and Elyse Douglas) became the directors of the Company following the Merger.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, on November 19, 2012, the Company’s Restated Certificate of Incorporation was amended at the Effective Time to read in its entirety as set forth in Exhibit 3.1 hereto and, as so amended, became the certificate of incorporation of the surviving corporation (the “Amended and Restated Certificate of Incorporation”), and the by-laws of Purchaser as in effect immediately prior to the Effective Time became, in all substantive respects, the by-laws of the surviving corporation (the “By-Laws”).

The description contained in this Item 5.03 of the Amended and Restated Certificate of Incorporation and the By-Laws does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation and the By-Laws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of August 26, 2012, by and among Hertz Global Holdings, Inc., HDTMS, Inc. and Dollar Thrifty Automotive Group, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Dollar Thrifty Automotive Group, Inc. on August 27, 2012).

3.1	Amended and Restated Certificate of Incorporation of Dollar Thrifty Automotive Group, Inc.*

3.2	By-Laws of Dollar Thrifty Automotive Group, Inc.*

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., (Registrant)

	By:	/s/ H. Clifford Buster III
Name: H. Clifford Buster III
Title: Senior Executive Vice President, Chief Financial Officer and Principal Financial Officer
Date: November 20, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of August 26, 2012, by and among Hertz Global Holdings, Inc., HDTMS, Inc. and Dollar Thrifty Automotive Group, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Dollar Thrifty Automotive Group, Inc. on August 27, 2012).

3.1	Amended and Restated Certificate of Incorporation of Dollar Thrifty Automotive Group, Inc.*

3.2	By-Laws of Dollar Thrifty Automotive Group, Inc.*

* Filed herewith